United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2010

PC GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12991	11-2239561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

419 Park Avenue South, Suite 500, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 687-3260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

PC Group, Inc. (the “Company”) entered into Consent and Amendment Agreements (the “Consent and Amendments”) with 100% of the holders (the “Noteholders”) of the Company’s 5% Convertible Subordinated Notes due 2011 (the “Notes”).  Under the Consent and Amendments, the Noteholders consented to the Company’s repurchase of $5,000,000 aggregate principal amount of Notes from York Credit Opportunities Master Fund, L.P. and York Credit Opportunities Fund, L.P. at a price equal to twenty-six percent of the principal amount of such Notes, together with accrued but unpaid interest, and to any other repurchases by the Company of Notes on such terms as may be determined by the Company from time to time.

The Consent and Amendments also contain the following amendments to the Convertible Subordinated Note Purchase Agreement, dated as of December 7, 2006 (the “Note Purchase Agreement”), among the Company and the Noteholders thereto:

•
the outside expiration date of the Company’s obligation to maintain effectiveness of the registration statement (the “Registration Statement”) registering the shares issuable upon conversion of the Notes has been accelerated from December 6, 2011 to December, 2010;

•
the Company’s obligation under the Note Purchase Agreement to use commercially reasonable efforts to cause all of the shares covered by the Registration Statement to be listed on NASDAQ or such other exchange as the Company’s common stock may then be listed on has been terminated; and

•
the provision that certain amendments to the Note Purchase Agreement require the consent of the holders of all the Notes then outstanding has been amended to provide for consent by holders of 75% of the aggregate principal amount of the Notes then outstanding.

On December 28, 2010, pursuant to agreements (the “Repurchase Agreements”) with each of York Credit Opportunities Master Fund, L.P. and York Credit Opportunities Fund, L.P., the Company repurchased an aggregate of $5,000,000 principal amount of Notes from such funds at a price equal to twenty-six percent of the principal amount of such Notes, together with accrued but unpaid interest. Wells Fargo Capital Finance (as successor to Wachovia Bank, N.A. under the Company's secured revolving credit facility) consented to the Company's repurchase of the Notes from the York funds.

The foregoing summary descriptions of the Consent and Amendments and the Repurchase Agreements are not intended to be complete and are qualified in their entirety by the complete texts of the Consent and Amendments and the Repurchase Agreements, the forms of which are attached to this report as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though fully set forth herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Consent and Amendment Agreement, among the Company and the Noteholders.

10.2	Repurchase Agreements, dated December 28, 2010, with each of York Credit Opportunities Master Fund, L.P. and York Credit Opportunities Fund, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 28, 2010	PC GROUP, INC.

	By:	/s/ W. Gray Hudkins
Name: W. Gray Hudkins
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Consent and Amendment Agreement, among the Company and the Noteholders.

10.2	Repurchase Agreements, dated December 28, 2010, with each of York Credit Opportunities Master Fund, L.P. and York Credit Opportunities Fund, L.P.